SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                                  CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                October 10, 2013
                                 Date of Report
                         (Date of Earliest Event Reported)

                             WHOLELIFE COMMUNITIES, INC.
                  (Exact Name of Registrant as Specified in its Charter)

                            GLENWALK ACQUISITION CORPORATION
                 (Former Name of Registrant as Specified in its Charter)

 Delaware                            000-54980                   46-3461046
(State or other jurisdiction    (Commission File Number)       (IRS Employer
of incorporation)                                         Identification No.)

                              820 N.E. 63rd Street
                          Oklahoma City, Oklahoma 73105
                   (Address of Principal Executive Offices)

                              215 Apolena Avenue
                       Newport Beach, California 92662
               (Former Address of Principal Executive Offices)

                                405-607-4256
                        (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On October 11, 2013, WholeLife Communities, Inc. (formerly Glenwalk Acquisition Corporation) (the "Registrant" or the "Company") issued 1,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 67% of the total outstanding 1.500,000 shares of common stock as follows:

               1,000,000 John B. Lowery

     With the issuance of the 1,000,000 shares of stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01    Changes in Control of Registrant

   On October 11, 2013, the following events occurred which resulted in a change of control of the Registrant:

   1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

   2.   The then current officers and directors resigned.

   3.   New officer(s) and director(s) were appointed and elected.

   The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on June 21, 2013 and amended thereafter on August 26, 2013 and September 12, 2013 and as supplemented by the information contained in this report.

   The Registrant is designed to develop by merger and/or acquisition or by
development of its business plan.   The Registrant anticipates that it will
effect a business combination with a currently operating private company, WholeLife Communities LLC that has developed the business plan of creating luxury rental living communities integrating the concepts and practices of a healthy and enriching lifestyle into the creation of the community. The communities would provide single-level rental properties designed with the look of fine traditional houses and offer fitness center, pool, game room, concierge services and other community and personal services. Healthy living services, such as fitness evaluations, fitness instructors, wellness consultants, nutritionists, speakers and classes would also be available. The monthly rental fee would include all the services and facilities. The private company has begun development of its first community in Chattanooga, Tennessee. The Registrant has not entered into any contract for a business combination with the private company and if and when such contract is effected, it will file a Form 8-K.

ITEM 5.02  Departure of Directors or Principal Officers;
           Election of Directors

   On October 10, 2013, James M. Cassidy resigned as the Registrant's president, secretary and director.

   On October 10, 2013, James McKillop resigned as the Registrant's vice president and director.

   On October 10, 2013, John B. Lowery was named as director of the
Registrant.

   On October 10, 2013, John B. Lowery was appointed President of the
Registrant.

   John B. Lowery serves as the President of the Registrant. Mr. Lowery is the President and Chief Executive Officer of WholeLife Companies, LLC. In 1996, Mr. Lowery founded, and remains the President of, the Revelation Corporation which provides financial products and services such as bank accounts, debit card services, direct deposit and insurance products to "under-banked" clients. From 1986 to 1988, Mr. Lowery served as President of Fidelity Bank Holding Company. From 1992 to 1994, Mr. Lowery served as Chief of Staff to Harold D. Ford, Sr., a member of the United States House of Representatives. In 1978, Mr. Lowery received his Bachelor of Arts degree in Finance from from Memphis State University (now University of Memphis).

                    SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                  WHOLELIFE COMMUNITIES, INC.

Date: October 11, 2013            /s/ John B. Lowery
                                          President